UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2007

General Electric Company

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 29, 2007, General Electric Company (“GE”) entered into an Underwriting Agreement covering the issuance and sale by GE of $4,000,000,000 aggregate principal amount of 5.250% Notes due 2017 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement (Registration Statement No. 333-130117).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1	Underwriting Agreement, dated November 29, 2007, among GE and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and the other Underwriters named therein.

4(a)	Indenture, dated December 1, 2005 between GE and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) (Incorporated by reference to GE’s Current Report on Form 8-K filed on December 9, 2005).

4(b)	Form of 5.250% Note due 2017.

5	Opinion of David P. Russell, Senior Counsel – Corporate Treasury and Attesting Secretary of GE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: December 5, 2007	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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